Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of March 31, 2011 by and among WESTELL TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), WESTELL, INC., an Illinois corporation (“Westell”), TELTREND LLC, a Delaware limited liability company (“Teltrend”) and CONFERENCE PLUS, INC., a Delaware corporation (“CPI”, Technologies, Westell, Teltrend and CPI being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank (the “Lender”).

RECITALS

A. The Lender and the Borrowers entered into a Credit Agreement dated as of March 5, 2009, as heretofore amended (as so amended, the “Credit Agreement”).

B. The parties to the Credit Agreement desire to enter into this Amendment for the purpose of amending certain provisions of the Credit Agreement.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

2. Amendments. Upon satisfaction of the conditions precedent hereinafter set forth, the Credit Agreement shall be amended as follows:

2.1 The definitions of “Applicable Margin”, “Non-Use Fee Rate”, “Requisite Minimum Balances” and “Termination Date” contained in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“Applicable Margin means, for any day, 0% per annum in the case of Base Rate Loans and 2.25% per annum in the case of LIBOR Loans.

Non-Use Fee Rate means .20% per annum.

Requisite Minimum Balances means an average monthly non-interest bearing account balance of at least $5,000,000 and an average monthly balance of at least $15,000,000 consisting of other investments.

Termination Date means the earlier to occur of (a) March 31, 2012 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

2.2 The last sentence of Section 10.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“All such inspections or audits by the Lender shall be at the Borrowers’ expense, provided that so long as no Event of Default or Unmatured Event of Default exists, such inspections or audits shall only be conducted during normal business hours and the Borrowers shall not be required to reimburse the Lender for inspections or audits more frequently than one time each Fiscal Year.”

3. Representations and Warranties. To induce the Lender to execute this Amendment, each Borrower represents and warrants to the Lender as follows:

3.1 Each Borrower is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

3.2 The execution, delivery and performance by the Borrowers of this Amendment do not and will not (i) require any consent or approval of any Person (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Borrower or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Borrower or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Borrower other than Liens in favor of the Lender.

3.3 This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

3.4 The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

3.5 No Unmatured Event of Default or Event of Default has occurred and is continuing.

4. Affirmation. Except as expressly amended hereby, the Credit Agreement is and shall continue in full force and effect and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

5. Costs and Expenses. The Borrowers agree to pay or reimburse the Lender within five (5) Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by the Lender in connection with the preparation, negotiation and delivery of this Amendment.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be effective as delivery for an original counterpart.

7. Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

8. Conditions to Amendment. This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Lender:

8.1 Amendment. The Borrowers shall have executed and delivered to the Lender this Amendment.

8.2 Other. The Lender shall have received such other documents as the Lender shall reasonably request.

9. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

Signature pages follow

The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

WESTELL, INC., as a Borrower

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

TELTREND LLC, as a Borrower

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	Sr. VP and CFO

CONFERENCE PLUS, INC., as a Borrower

By:	/s/ Brian S. Cooper
Name:	Brian S. Cooper
Title:	CFO

Second Amendment Signature Page

LENDER:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Derek Sammons
Name:	Derek Sammons
Title:	Managing Director

Second Amendment Signature Page